Exhibit 99.1

Achari Ventures Holdings Corp. I Announces Pricing of $100 Million Initial Public Offering

New York, NY, October 15, 2021 /PRNewswire/– Achari Ventures Holdings Corp. I (the “Company” or “Achari”), a newly incorporated blank check company, today announced the pricing of its initial public offering of 10,000,000 units at a price of $10.00 per unit. The units are expected to be listed on the Nasdaq Global Market (“Nasdaq”) and trade under the ticker symbol “AVHIU” beginning October 15, 2021.

The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination with any business in any industry, sector or location, the Company’s initial focus will be on identifying acquisition opportunities with an ancillary (non-plant touching) company operating in the cannabis industry, including equipment, hardware, technology/software, or hydroponics. The Company is sponsored by Achari Sponsor Holdings I LLC (the “Sponsor”), an affiliate of Achari Ventures, and is led by Vikas Desai, Chief Executive Officer and Chairman of the Board of Directors; Mitch Hara, Chief Operating Officer and Chief Financial Officer; and Merrick Friedman, Chief Investment Officer and Director. Achari Ventures is a leading early investment firm focused on the cannabis industry.

“Our team has been an active and early participant in the cannabis industry, having identified, early on, its significant potential for explosive growth,” said Vikas Desai, Chief Executive Officer of Achari. “We believe a unique opportunity exists to partner with an established and successful company in the space, leveraging our capital, industry and operating expertise to rapidly scale their business as the cannabis regulatory environment matures.”

Each unit consists of one share of common stock and one redeemable warrant. Each whole warrant entitles the holder thereof to purchase three quarters of one share of common stock at a price of $11.50 per share. Because the warrants may only be exercised for whole numbers of shares, only a number in multiples of four warrants may be exercised at any given time. Once the securities comprising the units begin trading separately, the Company expects that the common stock and redeemable warrants will be listed on the Nasdaq under the symbols “AVHI” and “AVHIW,” respectively.

Chardan is serving as sole book-running manager. Reed Smith LLP acted as counsel to the Company, and White and Williams LLP acted as counsel to Chardan. The Company has granted the underwriters a 45-day option to purchase up to an additional 1,500,000 units at the initial public offering price to cover over-allotments, if any.

The offering is being made only by means of a prospectus, copies of which may be obtained by contacting Chardan, 17 State Street, 21st Floor, New York, New York 10004.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission (the “SEC”) on October 14, 2021. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and the anticipated use of the net proceeds. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About Achari Ventures Holdings Corp. I

Achari Ventures Holdings Corp. I (the “Company”) is a newly organized blank check company formed by Achari Sponsor Holdings I LLC, which is an affiliate of Achari Ventures.

Investor Contact

Rob Kelly

MATTIO Communications

416-992-4539

AchariSpac@mattio.com